Exhibit 3.6

BYLAWS

OF

OMARK PROPERTIES, INC.

ARTICLE I

Meeting of Shareholders

Section 1. - Place:  Meetings of shareholders shall be held at such place, either within or without the State of Oregon, as shall be designated in the notice of the meeting.

Section 2. - Annual Meeting:  There shall be an annual meeting of the shareholders of this corporation which shall be held on the Second Friday in September of each year, beginning with the year 1964, at which meeting there shall be elected by the shareholders of the corporation a board of not less than 3, nor more than 7 directors and at which meeting the shareholders shall transact such other business as shall properly come before them.

Section 3. - Special meetings:  Special meetings of the shareholders may be called by the president, the board of directors or the holders of at least one-tenth of all shares entitled to vote at the meeting.

Section 4. - Notices: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.  Each shareholder shall furnish the secretary with an address at which notices may be delivered to him, and in default thereof, notice may be addressed to him at the office of the corporation.

Section 5. - Quorum:  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders.  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum present.  If a quorum is not present at any meeting, the meeting may be continued to such time and place as may be determined by a majority of the shares present, in which case notice of such continuance shall be given in accordance with Section 4 of this Article.  If a quorum is present, the meeting may be continued from day to day and to such time and place as may be decided by a majority of the shares present, and no notice of such continuance need be given.

Section 6. - Voting:  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  A shareholder may vote either in person or by proxy, executed in writing by the shareholder or by his duly authorized attorney in fact.  No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

ARTICLE II

Directors

Section 1. - In General:  The business and affairs of the corporation shall be managed by the board of directors.  The number of directors of this corporation shall be three (3).  The members of the first board of directors shall hold office until the first annual meeting of the shareholders and until their successors shall have been elected and qualified.  Thereafter the term of each director shall begin upon his election and shall continue until the next succeeding annual meeting, and until his successor shall have been elected and qualified.  (an amended on 2-10-89)

Section 2. - Vacancies:  Any vacancy occurring on the board of directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled at an annual meeting or at a special meeting of the shareholders called for that purpose.

Section 3. - Meetings:  A regular meeting of the board of directors shall be held immediately after the annual meeting of the shareholders and at the same place.  Other regular meetings shall be held at such times and places as determined by the board of directors.  Special meetings of the board of directors may be called from time to time by the president or any director on twenty-four (24) hours’ notice to each director.  Any business may be transacted at any special meeting.

Section 4. - Quorum:  A majority of the directors shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 5. - Notices:  Notice of special meetings may be by telephone, telegraph or in writing delivered to each director personally or left at his residence or usual place of business.  Neither the business to be transacted at nor the purpose of any special meeting need be stated in the notice.  No notice need be given of any regular meeting of the board of directors.  The directors may adjourn from any meeting from day to day.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. - Removal: Any director of the corporation may be removed from office by the shareholders whenever in their judgment, the best interests of the corporation will be served thereby.

ARTICLE III

Officers and Agents - General Provisions

Section 1. - Number, Election and Term:  The officers of this corporation shall consist of a president, one or more vice-presidents, a secretary, a treasurer, and, in the discretion of the board of directors, an assistant secretary and an assistant treasurer.  The board of directors may create such other offices as may be deemed advisable, and prescribe the duties thereof.  The officers shall be elected annually by the board of directors.  Each officer shall hold office until the regular meeting immediately after the annual election of directors, and until his successor shall have been elected and qualified, or until his death or resignation or removal.  Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 2. - Removal:  Any officer of the corporation may be removed from office by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 3. - Vacancies:  Vacancies in any office may be filled by the board of directors at any meeting.

Section 4. - Salaries:  The salaries of all of the officers of this corporation shall be fixed by the board of directors.  No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

ARTICLE IV

Duties of the Officers

Section 1. - President:  The president shall, when present, preside at all meetings of the board of directors and of the shareholders; he shall have general charge of and control over all the affairs of the corporation, subject to the board of directors; he shall perform all the duties required of him by the bylaws of this corporation and such as shall be assigned to him from time to time by the board of directors; he shall sign the certificates of stock of this corporation and all deeds, mortgages and contracts in any way affecting the real property or any right or interest therein; he shall supervise the making of all other contracts and instruments necessary in the general conduct of the business and affairs of this corporation, and he shall make such reports to the board of directors and shareholders as may be required by the board of directors, or as in the president’s judgment, may be of assistance to the board in the performance of its duties.

Section 2. - Vice-President:  The vice-president shall perform such duties as shall be assigned to him by the board of directors, and in case of the death, disability or absence of the president, the vice-president shall perform and be vested with all the duties and powers of the president until the president’s successor shall have been elected or the president shall have resumed his duties.

Section 3. - Secretary:  The secretary shall keep a record of the proceedings at the meetings of the shareholders and board of directors, and shall give notice as required in these bylaws of all such meetings; he shall have custody of all the books, records and papers of the company, except such as shall be in the charge of the treasurer or some other person authorized to have custody and possession thereof by resolution of the board of directors; he shall, with the president, sign all certificates of stock of this corporation and all deeds, mortgages and contracts in any way affecting the real property or any right or interest therein, and shall affix the seal of the corporation to all such documents required to be under seal; he shall from time to time make such reports to the officers, board of directors, and shareholders as may be required and shall perform such other duties as the board of directors from time to time may delegate to him.

Section 4. - Assistant Secretary:  In the absence of the secretary or his inability to act, the assistant secretary shall possess all of the powers and perform all of the duties of the secretary.

Section 5. - Treasurer: The treasurer shall keep account of all the monies of the corporation received or disbursed; and shall deposit all the monies in the name of and to the credit of the corporation in such banks and depositories as the board of directors shall designate, subject to withdrawal in the manner to be determined by the board of directors, and, subject to the control of the board of directors, shall safely keep all the securities and valuables of this corporation; he shall from time to time make such reports to the officers, board of directors and shareholders as many be required, and shall perform such other duties as the board of directors shall from time to time delegate to him.

Section 6. - Assistant Treasurer: In the absence of the treasurer or his inability to act, the assistant treasurer shall possess all of the powers and perform all the duties of the treasurer.

ARTICLE V

Committees

Section 1. - Executive Committee:  The board of directors by resolution adopted by a majority thereof may designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation.

Section 2. - Other Committees:  The board of directors may appoint such other committees as may be necessary from time to time consisting of such number of its members and having such powers as it may designate consistent with these bylaws and the laws of the State of Oregon.

Section 3. - Removal of Committees:  Any committee appointed by the board of directors shall hold office at the pleasure of the board of directors and may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby.

ARTICLE VI

Stock

Section 1. - Certificates:  Shares of this corporation shall be represented by certificates.  Each certificate shall state upon the face thereof the number of such certificate, the date of issuance, the number and class of shares for which and the name of the person to whom issued, and the par value of each share.  Each certificate shall be signed by the president, or vice-president and by the secretary or assistant secretary and sealed with the corporate seal or a facsimile thereof.

Section 2. - Transfer of Shares:  Shares shall be transferred only on the books of the corporation by the holder thereof, in person or by his attorney only upon surrender of the certificate, duly endorsed, and the cancellation thereof.

Section 3. - Lost Certificates:  In case of loss, mutiliation or destruction of a certificate, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

ARTICLE VII

Execution of Instruments

Any provision of these bylaws to the contrary notwithstanding, the board of directors may prescribe the manner in which and by whom deeds, mortgages, contracts and other documents shall be executed by on behalf of the corporation, and may authorize any officer or officers to execute any instrument or execute any contract in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

ARTICLE VIII

Seal

[SEAL]

The corporate seal of this corporation shall be an impression stamp, an impression of which is made on this page opposite hereto.

ARTICLE IX

Waiver of Notice

Whenever any notice is required to be given to any shareholder or director of this corporation under the provisions of the statutes of the State of Oregon or under the provisions of these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE X

Action by Shareholders or Directors

Without a Meeting

Any action required by these bylaws or the laws of the State of Oregon to be taken at a meeting of the shareholders or directors of this corporation, or any other action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all shareholders or directors entitled to vote with respect to the subject matter thereof.  Such consent shall have the same force and effect as if a unanimous vote of said shareholders or directors were taken at a meeting.

ARTICLE XI

Contracts Between Corporation and Interested Directors

No contract or transaction entered into by the corporation shall be affected by the fact that a director of the corporation was personally interested in the contract or transaction or was personally interested in or a director or officer of a corporation that was personally interested in the contract or transaction if at the meeting of the board of directors making, authorizing and confirming such contract or transaction the interested director discloses his interest therein and such contract or transaction is adopted or ratified by a majority of the directors present.

ARTICLE XII

Amendments

Any or all of these bylaws may be altered, amended, repealed or suspended by a majority vote at any meeting of the directors.  New bylaws may be adopted in like manner.

ARTICLE XIII

Indemnification of Officers and Directors

This corporation shall indemnify any director or officer or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, and their respective heirs, administrators, successors and assigns, against any and all costs and expenses, including, but not limited to, counsel fees, judgments paid and amounts paid in settlement (before or after legal proceedings are commenced), actually and reasonably incurred in connection with the defense of any claim, action, suit or proceeding, whether civil, criminal, administrative or otherwise in nature, in which he may be involved by reason of being or having been such director or officer of this corporation or such other corporation, except in relation to matters as to which he shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of duty to this corporation or such other corporation.  A conviction or judgment, whether based on a plea of guilty or nolo contendere or its equivalent, or after trial, in a criminal action, suit or proceeding shall not be deemed an adjudication of liability for negligence or misconduct in the performance of duty to this corporation, or such other corporation, if such director or officer acted in good faith in what he considered to be the best interests of this corporation or such other corporation and with no reasonable cause to believe that the action was illegal.  The foregoing indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any bylaw, agreement, vote of shareholders or otherwise.  This corporation, its directors, officers, employees or agents shall be fully protected in taking any action or making any payment under this Article XIII, or in refusing to do so upon the advice of counsel.

[Article XIII added to Bylaws 6-29-66]